Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Heliogen, Inc.
Pasadena, California

We hereby consent to the incorporation by reference in the Registration Statement and Form S-8 (No. 333-263346) of Heliogen, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California
March 31, 2022